UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed by Transphorm, Inc. (the “Company”) in its Current Reports on Form 8-K that were filed with the Securities and Exchange Commission on November 9, 2021, November 10, 2021 and May 17, 2022, the Company entered into a series of securities purchase agreements on November 5, 2021 and November 9, 2021, each as amended on May 16, 2022 (collectively, the “Purchase Agreements”) with the investors named therein (the “Purchasers”). The Purchase Agreements provide that, during the Second Investment Period (as defined in the Purchase Agreements), each Purchaser had the right (but not the obligation) (an “Option”), subject to the satisfaction of customary closing conditions, to purchase and acquire from the Company additional shares of the Company’s common stock (the “Second Closing Shares”) at a purchase price of $5.00 per share and additional warrants to purchase shares of the Company’s common stock (the “Second Closing Warrants”).

On June 2, 2022, in connection with the Purchasers’ exercise of the Options, the Company issued and sold to the Purchasers (i) an aggregate of 3,199,999 Second Closing Shares and (ii) an aggregate of 666,668 Second Closing Warrants, for aggregate gross proceeds of $16.0 million (the “Private Placement”). After payment of placement agent cash fees and expenses of the Private Placement, the Company received net proceeds of approximately $15.7 million. The Second Closing Warrants have an exercise price of $6.00 per share, provide for a cashless exercise feature, and are exercisable until November 5, 2024 (in the case of 458,335 Second Closing Warrants) or November 9, 2024 (in the case of 208,333 Second Closing Warrants).

The Second Closing Shares, the Second Closing Warrants and the common stock issuable upon exercise of the Second Closing Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. These securities were issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder as transactions not involving a public offering. The Purchasers are “accredited investors” as that term is defined in Rule 501 of Regulation D and represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The offer and sale of the securities were made without any general solicitation or advertising.

Item 8.01 Other Events.

On June 3, 2022, the Company issued a press release announcing the second closing of the Private Placement. A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to Purchase Shares of Common Stock, issued June 2, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2021)
99.1	Press release dated June 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transphorm, Inc.

Dated: June 3, 2022	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer